Exhibit 99.1

JON BARRON

10200-5 LARWIN

CHATSWORTH, CA 91311

August 25, 2006

BY FEDERAL EXPRESS

Board of Directors

Sweet Success Enterprises, Inc.

1250 N.E. Loop 410, Suite 630

San Antonio, TX 78209

Re: Resignation Letter

Gentlemen:

Enclosed please find my formal letter of resignation from my position on the Board of Directors of Sweet Success Enterprises, Inc. Please provide me with the requisite opportunity to furnish the Company with the letter addressed to the Company reflecting my agreement or disagreement with the statements to be made by the Company in the Current Report on Form 8-K necessitated by my resignation.

Yours truly,

/s/ Jon Barron

Jon Barron

JON BARRON

10200-5 LARWIN

CHATSWORTH, CA 91311

August 25, 2006

BY FEDERAL EXPRESS

Board of Directors

Sweet Success Enterprises, Inc.

1250 N.E. Loop 410, Suite 630

San Antonio, TX 78209

Re: Director’s Resignation

Gentlemen:

I hereby resign effectively immediately, August 25, 2006, as a Director of Sweet Success Enterprises, Inc. (the “Company”), U.S. Securities and Exchange Commission File No. 000-51542. When I agreed to an appointment to the Board of Directors, I had understood that the Company either had or would shortly be implementing internal controls and procedures. However, since then I have not seen this happen, nor has the Board been responsive to my previous inquiries in this regard.

My resignation was prompted in large part by my growing concerns regarding the Company’s in place internal controls respecting the actions of management and the Board, including the Company’s practices, content and conduct in connection with the filing of the Company’s SEC filings.

My resignation is not intended to, and does not in any way affect my consulting relationship with the Company. I wish the Company all the best.

Yours truly,

/s/ Jon Barron

Jon Barron